Exhibit d.3

                     1st Amendment to Subadvisory Agreement

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                                 FIRST AMENDMENT
                                 ---------------
                            TO SUBADVISORY AGREEMENT
                            ------------------------

         THIS AMENDMENT effective as of the 26th day of October, 2006 amends that certain Subadvisory Agreement effective as of June 20, 2005 (the "Agreement") among Phoenix Adviser Trust, a Delaware statutory trust on behalf of its series Phoenix Foreign Opportunities Fund and Phoenix Focused Value Fund (the "Fund"), Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser") and Vontobel Asset Management, Inc., a New York corporation (the "Subadviser") as follows:

1. Schedule C to the Agreement is hereby deleted in its entirety and Schedule C attached hereto is substituted in its place.

2. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

                                    PHOENIX ADVISER TRUST


                                    By: /s/ Francis G. Waltman
                                        ----------------------------------------
                                    Name:    Francis G. Waltman
                                    Title:    Senior Vice President

                                    PHOENIX INVESTMENT COUNSEL, INC.


                                    By: /s/ John H. Beers
                                        ----------------------------------------
                                    Name:    John H. Beers
                                    Title:   Vice President and Clerk

ACCEPTED:

VONTOBEL ASSET MANAGEMENT, INC.


By: /s/ Joseph Mastaloni
    ----------------------------------------------
Name:    Joseph Mastaloni
Title:   First Vice President and Chief Compliance Officer

VONTOBEL ASSET MANAGEMENT, INC.


By: /s/ Henry Schlegel
    ----------------------------------------------
Name:    Henry Schlegel
Title:   President and Chief Executive Officer


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                                   SCHEDULE C
                                   ----------

                                 SUBADVISORY FEE

         (a) For services provided to the Series, the Adviser will pay to the Subadviser, on or before the 10th day of each month, a fee, payable in arrears at the annual rate set forth below by Series of the gross management fee as stipulated in the Fund's registration statement. The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Fund and each Series shall be valued as set forth in the then current registration statement of the Fund.

         The fee to be paid to the Subadviser is:


            ---------------------------------- ---------------------------------
            FUND NAME                          ALL ASSETS
            ---------------------------------- ---------------------------------
            Focused Value Fund                 0.375%
            ---------------------------------- ---------------------------------
            Foreign Opportunities Fund         0.425%
            ---------------------------------- ---------------------------------


         The fee referred to above shall be wired to Vontobel's account set forth below:

                  Bank:             JP Morgan Chase & Co.
                                    410 Park Avenue
                                    New York, NY 10022
                                    ABA No.:  021000021
                                    SWIFT:  CHASUS33

                  Beneficiary:      Vontobel Asset Management, Inc.
                                    450 Park Avenue
                                    New York, NY 10022
                                    Account No. 904810445